Exhibit 99(a)(5)(iii)

Question / answer sessions regarding tender offer

for class B shares of Journal Communications

(Times listed are Central Daylight Time)

Wednesday, May 26, 2004

10:30 a.m.	Journal Sentinel training center
2nd floor, 918 North Fourth Street
Milwaukee, Wisconsin

2:30 p.m.	Studio D, Journal Broadcast Group – Milwaukee
720 East Capitol Drive
Milwaukee, Wisconsin

4:30 p.m.	Conference call

Tuesday, June 1, 2004

9 a.m.	Studio D, Journal Broadcast Group
720 East Capitol Drive
Milwaukee, Wisconsin

2 p.m.	Conference call

4 p.m.	Norlight Telecommunications training room B
13935 Bishops Drive
Brookfield, Wisconsin

6:30 p.m.	Journal Sentinel production facility
4101 West Burnham Avenue
West Milwaukee, Wisconsin

Wednesday, June 2, 2004

8:30 a.m.	Journal Sentinel production facility
4101 West Burnham Avenue
West Milwaukee, Wisconsin

2 p.m.	Journal Sentinel training center
2nd floor, 918 North Fourth Street
Milwaukee, Wisconsin

3:30 p.m.	Journal Communications retirees and former employees
Journal Sentinel production facility
4101 West Burnham Avenue
West Milwaukee, Wisconsin
Thursday, June 3, 2004

2:30 p.m.	Conference call

Friday, June 4, 2004

9:30 a.m.	Conference call

Conference call instructions: dial 1-866-779-0775. You will be prompted to enter the “room number”: 1832831 You must dial the * (star) before and after the room number. Employees sharing a line will help ensure that enough lines are available for all participants.

Retirees are welcome at meetings held at the company from which they retired.